UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 2, 2022

908 Devices Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39815	45-4524096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

645 Summer Street

Boston, MA   02210

(Address of principal executive offices, including zip code)

(857) 254-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MASS	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 2, 2022, Tony J. Hunt was appointed to the Board of Directors (the “Board”) of 908 Devices Inc. (the “Company”) expanding the Board from eight to nine directors. Mr. Hunt will serve as a Class II director, with a term expiring at the Company’s annual meeting of stockholders to be held in June 2022.

In accordance with the Company’s Non-Employee Director Compensation Policy (the “Policy”), Mr. Hunt will receive annual cash compensation of $40,000 for general availability and participation in meetings and conference calls of the Board, to be paid quarterly in arrears, pro-rated based on the number of actual days served by the director during such calendar quarter. No additional compensation will be paid for attending individual meetings of the Board. In addition, Mr. Hunt shall be granted an initial, one-time equity award (the “Initial Award”), representing $200,000 of value on the grant date, with 50% of the value allocated to Restricted Stock Unit awards (“RSUs”), and 50% of the value allocated to Non-Qualified Stock Option awards (“NQSOs”). The RSUs shall vest annually over three (3) years from the director commencement date, with pro rata vesting upon termination of service for any reason, and the NQSOs shall vest monthly over three (3) years from the director commencement date, provided that such director remains a service provider through the applicable vesting dates. The Initial Awards shall be granted under and subject to terms of the Company’s 2020 Stock Option and Incentive Plan.

Mr. Hunt will also be eligible for equity awards on the same terms as other continuing non-employee members of the Board. Currently, the Policy provides that, on or about the date of each annual meeting of stockholders of the Company (the “Annual Meeting”), each continuing non-employee director, other than a director who joined the Board and received an Initial Award within 90 days of such Annual Meeting, will receive an annual equity award (the “Annual Award”), representing $135,000 of value on the grant date, with 50% of the value allocated to RSUs, and 50% of the value allocated to NQSOs. The RSUs shall vest in full at the one year anniversary of the Annual Meeting, or the day prior to the next Annual Meeting, whichever is first to occur, with pro rata vesting upon termination of service for any reason, and the NQSOs shall vest monthly over one (1) year from the date of the Annual Meeting, provided that such director remains a service provider through the applicable vesting dates. The Annual Awards shall be granted under and subject to terms of the Company’s 2020 Stock Option and Incentive Plan.

All outstanding Initial Awards and Annual Awards held by a non-employee director shall become fully vested and exercisable upon a Sale Event (as defined in the Company’s 2020 Stock Option and Incentive Plan).

Mr. Hunt also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-250954) filed with the Securities and Exchange Commission on November 25, 2020.

There are no arrangements or understandings between Mr. Hunt and any other persons pursuant to which Mr. Hunt was elected as a director. In addition, Mr. Hunt is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On March 2, 2022, the Company issued a press release announcing the appointment of Mr. Hunt as a director. The press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated March 2, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

908 DEVICES INC.

March 2, 2022	By:	/s/ Kevin J. Knopp
Kevin J. Knopp
Chief Executive Officer